Exhibit 99.1

MJ Holdings, Inc. Finances Marijuana Business Expansion to Aurora, Colorado

Lightshade, a Medical and Recreational Cannabis Dispensary, Moving into 503 Havana Street

October 2, 2014. Miami, FL - MJ Holdings, Inc. (OTCQB: MJNE) a Florida-based public company specializing in real-estate and financial products in the cannabis industry has announced it has financed a pre-negotiated lease to Lightshade, a high-end marijuana dispensary serving both medical and adult (21+) customers to move into 503 Havana Street property in Aurora, CO.

The Havana Street property is 1250 sq. ft. and will operate as a dispensary only. Lightshade received two of the 21 initial licenses for recreational sales given out by the city of Aurora.

Lightshade is a high-end marijuana dispensary serving both medical and adult (21+) customers. Established in 2011, Lightshade grows a large variety of strains including one of the highest tested CBD strains in the state. Lightshade also has several state-of-the-art marijuana growing facilities located throughout Colorado as well as two retail locations in the Denver area. Lightshade plans to open three new locations over the next several months.

“There is a critical need in the burgeoning cannabis industry to have both mature financial support and access to high quality real estate. At MJ Holdings, Inc. we’re dedicated to both elements of the business. The Havana Street property is an ideal location for a dispensary because of its visibility in the city of Aurora,” said Adam Laufer, Co-Chief Executive Officer at MJ Holdings, Inc. “Lightshade is one of the leading licensed marijuana growers and sellers in the state of Colorado and we look forward to providing a strong financial foundation from which their business can grow throughout Colorado.”

“Lightshade and the marijuana industry are growing at a rapid pace,” said Steve Brooks, Owner of Lightshade. “The Havana Street property is a great location and with the assistance from MJ Holdings, Inc. in taking over the property, they’ll be a catalyst for us to take another strategic step forward in becoming the premier dispensary in the state.”

About MJ Holdings

MJ Holdings, Inc., a publicly traded company (MJNE), acquires and leases real estate to licensed marijuana operators, including, but not limited to, providing complete turnkey growing space and related facilities to licensed marijuana growers and dispensary owners. Additionally, MJ Holdings plans to explore ancillary opportunities in the regulated marijuana industry. For more information please visit us at www.mjholdingsinc.com.

The Company does not and will not, until such time as Federal law allows, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern MJ Holdings' operations, economic performance, financial condition, financial services and product offerings and are based largely on MJ Holding's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MJ Holdings to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in MJ Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in MJ Holdings' subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and MJ Holdings assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

KCSA Strategic Communications

Jon Goldberg/ Andrew Herweg

+1 212.896.1282 / +1 212.896.1273

jgoldberg@kcsa.com / aherweg@kcsa.com